EMPLOYMENT AGREEMENT

      THIS AGREEMENT ("Agreement") is made and entered into as of the 25th day of April 2003 (the "Effective Date"), by and between
Comtex   News   Network,  Inc.,  a  Delaware   corporation   (the
"Company"), and Raymond P. Capece ("Executive").

                            Recitals:

     A. The Company desires to retain Executive as its President and Chief Executive Officer on the terms and conditions hereinafter set forth; and

     B. Executive desires to commence such employment, on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth herein, the parties hereto agree as follows:

     1.   Employment and Term.

          a.    Employment.  The Company hereby agrees to  employ
Executive and Executive hereby accepts employment as President and Chief Executive Officer of the Company under the conditions hereinafter specified.

          b. Term. Subject to earlier termination as provided in Paragraph 5, the initial term of this Agreement shall commence on the Effective Date of this Agreement and end on the date twelve (12) months thereafter; provided, however, this Agreement may be renewed for two successive terms of twelve (12) months each, commencing on the first and second anniversary of the Effective Date. The Board of Directors shall notify Executive in writing of its election to renew this Agreement at least sixty
(60) days prior to the expiration of the original or any renewal term.

     2.   Duties.

          a. Executive shall serve as President and Chief Executive Officer of the Company. Executive shall perform all of his duties diligently and faithfully, and shall report to the Chairman and the Board of Directors. Executive shall be invited to attend all meetings of the Board of Directors of the Company. Within ninety (90) days of the Effective Date of this Agreement, Executive shall be appointed to the Board of Directors.

          b. Executive shall at all times devote his entire working time, attention, energies, efforts and skills to the business of the Company, and shall not, directly or indirectly, engage in any other business activity, whether or not for profit, gain or other pecuniary advantages, without the express written permission of the Company. Notwithstanding the foregoing, Executive may serve on the board of directors of any non-competing company and receive compensation therefore, provided he obtains the advance written approval of the Board of Directors of the Company.

     3.   Compensation.

          a. Base Salary. The Company shall pay Executive basic compensation of One Hundred Seventy-Five Thousand Dollars ($175,000) per year ("Base Salary"). Such Base Salary shall be payable biweekly. In the event this Agreement is renewed, Executive shall be entitled to an increase in Executive's Base Salary for the applicable renewal term in an amount which is commensurate, on a percentage basis, with the increases, if any, in the base annual salaries awarded to other executive officers of the Company for such period, as determined by the Board of Directors of the Company (and such increase in Base Salary shall become the Base Salary). Any incentive compensation that may be paid to Executive from time to time shall have no impact upon the Base Salary.

          b. Signing Bonus. As an incentive to enter into this Agreement, the Company shall pay Executive a one-time signing bonus of Ten Thousand Dollars ($10,000.00), less standard withholdings and deductions, payable after thirty (30) days of service under this Agreement.

          c. Incentive Stock Options. The Company shall grant Executive stock options ("Stock Options") to acquire Six-Hundred Thousand (600,000) common shares of the Company's stock, in accordance with the Company's Stock Option Plan (the "Plan"), with an exercise price per share equal to the Fair Market Value of the common shares as of the date of grant. For this purpose, Fair Market Value equals the average of the trailing 10 day high and low bids (as specified in the Plan). Provided Executive is employed by the Company on the date of vesting, Executive shall vest in such Stock Options pursuant to the following schedule:

Length of Service From Effective Date   Number of Vested Options
     90 Days                                      150,000 shares
     12 Months                                    150,000 shares
     24 Months                                    150,000 shares
     36 Months                                    150,000 shares

      Upon the occurrence of any of the following within one of the time periods listed under Length of Service From Effective Date in the table immediately above, the unvested options only for the number of shares associated with such specific time period shall accelerate as to vesting and shall be deemed vested at the date of occurrence of said event:

                (i)  Executive is required to work more  than  50
miles outside of the current Company headquarters, located at Alexandria, Virginia, on a regular basis;

               (ii) Change of Control: A "Change of Control" shall have occurred if:

                    (a) Any "person" within the meaning of
Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than the Company, a subsidiary or "affiliate" as defined under the Exchange Act, any employee benefit plan sponsored by the Company or any subsidiary of the Company, becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 51% or more of the combined voting power of the securities of the Company entitled to vote in an election of directors to the Board, and Executive's employment with the Company is terminated by the Company at any time during the remainder of such period during which vesting would otherwise have occurred but for such termination (the "Protection Period"); or

                    (b) A merger or equivalent combination occurs after which 51% or more of the voting stock of the surviving Company is held by persons other than former stockholders of the Company, and Executive's employment with the Company is terminated by the Company at any time during the Protection Period; or

                    (c) The sale, assignment, transfer or other disposition of assets of the Company having a value in excess of 50% of the total assets of the Company, and Executive's employment with the Company is terminated by the Company at any time during the Protection Period.

           d. Incentive Cash Bonus. The Company shall pay Executive an annual incentive cash bonus pursuant to the formula attached hereto as Schedule A. Within 45 days following each fiscal quarter end, the Company will estimate the cumulative incentive cash bonus due to Executive for the fiscal year-to-date, less a reserve amount equal to 20% of such amount (the "Estimated Cumulative Incentive Cash Payment"), except for the fourth fiscal quarter whereupon no such reserve amount shall be deducted. Within 10 days thereafter, the Company will pay to the Executive the Estimated Cumulative Incentive Cash Payment, less the total of all prior Estimated Cumulative Incentive Cash Payments made thus far for the fiscal year in question.

      For any year that does not fall entirely within the term of employment, the bonus for that year shall be prorated according to the following formula: the bonus for that entire year, calculated according to the formula attached hereto as Schedule A, multiplied by a fraction, the numerator of which shall be the number of days in that year that fall within the term of employment and the denominator of which shall be 365.

      If Executive's employment be terminated at other than a fiscal year end, the Incentive Cash Bonus due to Executive shall be calculated by replacing the annual Plan amounts stipulated in Schedule A with the year-to-date Plan amount that corresponds to the month ended immediately preceding such date of termination (the Year-to-Date Plan) and comparing such Year-to-Date Plan to the Company's actual revenue and profitability performance, as stipulated in Schedule A, through the comparable month end immediately preceding such date of termination. The Executive need not be employed by the Corporation at the time of payment in order to receive any bonus to which the Executive is otherwise entitled pursuant to the terms of this Paragraph 3d.

          e. Reimbursement of Reasonable Expenses. The Company shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement.

     4.   Benefits.

          a. Retirement and/or Pension Plan(s). Executive shall be entitled to participate in any retirement and/or pension plan(s) offered to the Company's employees generally in accordance with the terms of such plan(s), as they may be modified at the Company's discretion from time to time.

            b. Insurance. Executive shall be entitled to participate in any health, medical, life and disability insurance plans offered to the Company's employees generally in accordance with the terms of such plan(s), as they may be modified in their application to all employees at the Company's discretion from time to time.

           c. Paid Sick and Personal Leave. Executive shall be entitled to a maximum of ten (10) days of paid sick leave per year, which shall accrue in accordance with the Company's policy applicable to employees generally. Executive shall also accrue two (2) additional personal days per calendar year.

          d.   Paid Vacation. Executive shall be entitled to four
(4) weeks of paid vacation during each calendar year; however, in no event shall Executive use more than two contiguous weeks at any one time. Accrued, but unused, vacation may be carried over from one year to the next in accordance with the policy in effect for the Company employees in general.

     5.   Termination of Employment by the Company.

          a. Termination for Cause. The employment of Executive under this Agreement may be terminated for "Cause" by the Company at any time by action of the Board upon the occurrence of any one or more of the following events: (i) Executive's fraud, dishonesty, gross negligence or willful misconduct in the performance of his duties hereunder, including willful failure to perform such duties as may properly be assigned him hereunder; or
(ii)  Executive's  material  breach  of  any  provision  of  this
Agreement. Executive shall be notified in writing of such termination, which notification shall specify the grounds cited by the Board for such termination for cause. Any termination by reason of the foregoing shall not be in limitation of any right or remedy which the Company may have under this Agreement or otherwise.

          b.   Termination Without Cause.

               (i)   The   Company   may  terminate   Executive's
employment without cause and at any time. Executive shall be notified in writing of such termination on or prior to the effective date of such termination.

               (ii) If Executive's employment is terminated without cause, and Executive waives all claims against the Company relating to or arising out of his employment or the termination of his employment by executing a general release of such claims, Executive shall receive, as severance pay, an amount equal to his Base Salary divided by twelve (12) (as defined, his "Monthly Base Salary") and multiplied by the appropriate multiple set forth below for Executive's length of service at time of termination:

   Length of Service                   Severance Compensation
   Less than 90 Days                                  Zero
   90 Days to less than First 6 Months                Two
   First 6 Months to less than 12 Months              Three
   First Year to less than 24 Months                  Five
   Second Year to less than 36 Months                 Six

     Such amount shall represent the agreed-upon liquidated damages for any loss, cost, expense or damages suffered as a result of such termination, as well as consideration for Executive's execution of a General Release of all claims against the Company. The Company shall pay such amount to Executive on a bi-weekly basis, less standard withholdings and deductions, and in an amount equal to the Executive's then current rate of Base Pay until such time as the severance obligation due to the Executive by the Company has thereby been extinguished, with the exception that the Executive may elect to receive up to 100% of this payment in a lump sum not later than 30 days following the date of termination, in the event that the lump-sum payment shall be used exclusively for the purposes of exercising vested stock options in the Corporation.

          c.    Resignation  from  Board.   Executive  agrees  to
resign from the Board of Directors of the Company immediately upon his termination of employment, whether such termination is voluntary or involuntary, with or without cause.

     6.   Protection of the Company.

          a. Non-Compete. To induce the Company to enter into this Agreement, Executive agrees, during the term hereof and for a period of one year after the termination of his employment for any reason, not to directly or indirectly engage or be interested (as owner, partner, shareholder, director, employee, agent, consultant or otherwise), with or without compensation, in the rental, sale, or service of products of the type rented, sold or serviced by the Company ("Products") within any geographical area in which the Company or any of its subsidiaries is conducting business or actively planning to conduct business as of the date of such termination ("Subject Area"). Executive acknowledges that the provisions of this Paragraph are reasonable and necessary for the protection of the Company and its subsidiaries and that the Company and its subsidiaries will be irrevocably damaged if such provisions are not specifically enforced. Accordingly, Executive agrees that, in addition to any other remedy to which the Company may be entitled, the Company shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purposes of restraining it from any actual or threatened breach of such provisions, without bond or other security being required. The provisions of this section shall survive the expiration or earlier termination of this Agreement.

          b. In the event that a court of competent jurisdiction finds Paragraph 6a. or any of its restrictions, to be ambiguous, unenforceable, and/or invalid, Executive and the Corporation agree that such court shall read Paragraph 6a. as a whole and interpret the restriction(s) at issue to be enforceable and valid to the maximum extent as allowed by law for the protection of the Corporation's business interests.

          c. If the court declines to enforce this Agreement pursuant to Paragraph 6b. above, the Corporation and Executive agree that Paragraph 6a. will be automatically modified to provide the Corporation with the maximum protection of the Corporation's business interests as allowed by law and to be bound by Paragraph 6a. as modified.

          d. If any provision of Paragraph 6a. shall nonetheless be declared ambiguous, unenforceable or invalid, the remainder of Paragraph 6a. shall remain in full force and effect, and Paragraph 6a. shall remain in full force and effect, and Paragraph 6a. shall be read as if the ambiguous, unenforceable or invalid provision was not contained herein.

            e.     Confidential  Information.   As  used  herein,
"Confidential Information" means all technical and business information (including financial statements and related books and records, personnel records, customer lists, arrangements with customers and suppliers, manuals and reports) of the Company and its subsidiaries (whether such information is owned by, licensed to or otherwise possessed by the Company or any subsidiary), whether patentable or not, which is of confidential, trade secret and/or proprietary character and which is either developed by Executive (alone or with others) or to which Executive has had access during his employment. "Confidential Information" shall include, but is not limited to, information of a technical or business nature such as ideas discoveries, inventions, improvements, trade secretes, know-how, manufacturing processes, specifications, writings and other works of authorship, computer programs, financial figures and reports, marketing plans, customer lists and data, and/or business plans or data which relate to the actual or anticipated business of the Company or any subsidiary or its actual or anticipated areas of research and development. "Confidential Information" shall also include, but is not limited to, confidential evaluations of, and the confidential use or non-use by the Company or any of its subsidiaries of, technical or business information in the public domain. Executive shall, both during and after his employment with the Company, protect and maintain the confidential, trade secret and/or proprietary character of all Confidential Information. Executive shall not, during or after termination of his employment, directly or indirectly, use (for himself or another) or disclose any Confidential Information, for so long as it shall remain proprietary or protectible as confidential or trade secret information, except as may be necessary for the performance of his duties under this Agreement. Executive shall deliver promptly to the Company, at the termination of his employment, or at any other time at the Company's request, without retaining any copies, all documents and other material in his possession relating, directly or indirectly, to any Confidential Information. Each of Executive's obligations hereunder shall also apply to the confidential, trade secret and proprietary information learned or acquired by him during his employment from others with whom the Company or any subsidiary has a business relationship.

          f. The provisions of this Paragraph shall survive the expiration or earlier termination of this Agreement.

     7. Death or Incapacitation. In the event that Executive dies or, due to a physical or mental impairment, becomes unable to perform the essential functions of his position with or without reasonable accommodation, this Agreement shall be deemed terminated and Executive or his estate, as the case may be, shall be entitled to no further salary, compensation or benefits hereunder, except (i) any unpaid salary, incentive payments and vacation accrued and earned by Executive up to and including the date of such termination, and (ii) any disability, life insurance or other benefits to which Executive or his estate may be entitled on the date of such termination in accordance with the terms and conditions of any applicable benefit plan(s) as set forth in official plan documents.

     8. Assignment. This Agreement is a personal service agreement and neither party shall have the right to assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

     9. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed properly given if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested. If mailed to the Company, such notices shall be sent to their principal place of business, attention: Chairman of the Board, or at such other address  as  the Company may hereafter designate  in  writing  to
Executive. If mailed to Executive, such notices shall be addressed to him at his home address last known on the records of the Company, or at such other address as Executive may hereafter designate in writing to the Company.

     10. Successors Bound. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, personal representatives, estates and permitted successors and assigns.

     11. Waiver. No provision hereof may be waived, except by a written instrument signed by the party against whom such waiver is sought to be enforced. The failure or waiver of either party hereto at any time, or from time to time, to require performance by the other party of such other party's obligation hereunder, shall not deprive that party of the right to insist upon strict adherence to such obligation at any subsequent time. Each party hereto agrees that any waiver of its rights arising out of any breach of this Agreement by the other party shall not be construed as a waiver of any subsequent breach.

     12. Amendment. No provision hereof may be altered or amended, except by a written instrument signed by the party against whom such alteration or amendment is to be enforced.

     13. Governing Law. The parties agree that this Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflict of laws thereof.

     14. Arbitration. Whenever a "dispute" arises between the parties concerning this Agreement or their employment relationship (other than a dispute arising under Paragraph 6), including without limitation the termination thereof, the parties shall use their best efforts to resolve the "dispute" by mutual agreement. If such a "dispute" cannot be so resolved, it shall be submitted to final and binding arbitration to the exclusion of all other avenues of relief. For the purposes of this paragraph, the term "dispute" means all controversies or claims relating to terms, conditions or privileges of employment, including without limitation claims for breach of contract, discrimination, harassment, wrongful discharge, misrepresentation, defamation, emotional distress or any other personal injury, but excluding claims for unemployment compensation or worker's compensation. The dispute shall be submitted to the American Arbitration Association ("AAA") at an office located in the Commonwealth of Virginia and adjudicated in accordance with AAA's Rules for
Commercial Arbitration then in effect. The decision of the Arbitrator must be in writing and shall be final and binding on the parties, and judgment may be entered on the arbitrator's award in any court having jurisdiction thereof. The expenses of the arbitration shall be borne equally by the parties, and each party shall be responsible for his or its own costs and attorneys' fees. The Arbitrator shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this paragraph shall be construed so as to deny the Company the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach by Executive of any of the provisions contained in Paragraph 6 of this Agreement. This paragraph shall survive the termination of this Agreement.

     15. Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid or unenforceable by a court of competent jurisdiction or an arbitrator, such provision shall be deleted from this Agreement and the Agreement shall be construed to give full effect to the remaining provisions thereof.

     16. Headings and Captions. The paragraph headings and captions contained in this Agreement are for convenience only and shall not be construed to define, limit or affect the scope or meaning of the provisions hereof.

     17. Entire Agreement. This Agreement contains and represents the entire agreement of the parties and supersedes all representations or understandings, oral or written, express or implied with respect to the subject matter hereof. This Agreement may not be modified or amended in any way unless in writing signed by both Executive and the Chairman of the Board of the Company. No representation, promise or inducement has been made by either party hereto that is not embodied in this Agreement, and neither party shall be bound or liable for any alleged representation, promise or inducement not specifically set forth herein.

     IN   WITNESS   WHEREOF,  the  parties  have  executed   this
Employment Agreement effective on the date and year first written above.


                                   COMTEX NEWS NETWORK, INC.

                              By:  /S/ STEPHEN W. ELLIS
                                   Stephen W. Ellis
                                   Chairman of the Board


                                   EXECUTIVE

                              By:  /S/ RAYMOND P. CAPECE
                                   Raymond P. Capece

                                   Schedule A

Incentive Cash     Components (where X, Y and Z are > 0 only):     Payable within 30 days
Bonus Formula                                                      after FQE (20% reserve
                                                                   withheld only for Q1 - Q3)
                   A. Where W = Total Revenue:
                      If Act. W = Plan W                           $65,000;
                      If 90% Plan W = Act. W < 100% Plan W         $52,000 (80%);
                      If Act. W < 90% Plan                         Zero.

                   B. Revenue Above Plan from Existing Products:   2.0% times X
                      For X = Act. Rev. less Plan Rev.

                   C. Revenue Above Plan from New Products:        3.5% times Y
                      For Y = Act. Rev. less Plan Rev.

                   D. Total EBITDA:                                4.5% times Z.
                      For Z = Act. EBITDA less Plan EBITDA.
